Exhibit 32.2
In connection with the quarterly report of Orange REIT, Inc. on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cynthia Ward, Chief Financial Officer of Orange REIT, Inc. (the “Registrant”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

August 8, 2008	/s/ Cynthia Ward
Chief Financial Officer
(Principal Financial Officer)